                                                                  EXHIBIT (4)(b)



FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $431.93, THE ISSUE PRICE IS $568.07, THE ISSUE DATE IS APRIL 21, 1998, AND THE YIELD TO STATED MATURITY IS 3.625% PER ANNUM (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OR SUCCESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR

OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE THREE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.



                              Xerox Corporation

             Convertible Subordinated Debentures Due April 21, 2018


No.                                                 Principal Amount at
                                                    Stated Maturity:
Cusip No.                                           $
                                                    Issue Price: $568.07
Issue Date:  April 21, 1998                         (for each $1,000
                                                    Principal Amount at
                                                    Stated Maturity)

                                                    Original Issue Discount:
                                                    $431.93 (for each $1,000
                                                    Principal Amount at
                                                    Stated Maturity)

          Xerox Corporation, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on April 21, 2018, and to pay cash interest thereon as specified on the other side of this Security.

          Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:  April 21, 1998



                                                XEROX CORPORATION,

                                                by
                                                  _______________________
                                                  Name:
                                                  Title:


Attest:


____________________________

Name:
Title:

          This is one of the Securities referred to in the within-mentioned Indenture.



Dated:  April 21, 1998                              The First National Bank of
                                                    Chicago, as Trustee

                                                    by
                                                       _________________________
                                                       Authorized Signatory

                               Xerox Corporation

                  Convertible Subordinated Debentures Due 2018


1.   Cash Interest; Original Issue Discount
     --------------------------------------

          The Company promises to pay interest in cash on the Principal Amount of this Security at the rate per annum of 0.57%. The Company will pay cash interest semiannually on April 21 and October 21 of each year (each an "Interest Payment Date") to holders of record at the close of business on each April 7 or October 7 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal, or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article XIII of the Indenture are not delivered when due, at the rate borne by the Securities plus 1% per annum, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

          Original Issue Discount shall accrue on this Security as set forth below so long as this Security remains outstanding, calculated on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security. As of any date (the "Specified Date"), the amount of Original Issue Discount accrued on this Security per $1,000 Principal Amount shall be:

          (i) If the Specified Date occurs on one of the Interest Payment Dates set forth below, the amount of accumulated Original Issue Discount will equal the amount set forth below for such Interest Payment Date:

                         Accretion of       Accreted Amount
                        Original Issue        (per $1,000
                      Discount (per $1,000     Principal
      Date            Principal Amount)         Amount)
--------------------  --------------------  ----------------

                                             $  568.07
October 21, 1998           $ 7.44               575.51
April 21, 1999               7.59               583.10
October 21, 1999             7.71               590.81
April 21, 2000               7.86               598.67
October 21, 2000             8.00               606.67
April 21, 2001               8.15               614.82
October 21, 2001             8.29               623.11
April 21, 2002               8.45               631.56
October 21, 2002             8.59               640.15
April 21, 2003               8.76               648.91
October 21, 2003             8.91               657.82
April 21, 2004               9.07               666.89
October 21, 2004             9.24               676.13
April 21, 2005               9.40               685.53
October 21, 2005             9.58               695.11
April 21, 2006               9.75               704.86
October 21, 2006             9.92               714.78
April 21, 2007              10.11               724.89
October 21, 2007            10.29               735.18
April 21, 2008              10.47               745.65
October 21, 2008            10.67               756.32
April 21, 2009              10.86               767.18
October 21, 2009            11.05               778.23
April 21, 2010              11.26               789.49
October 21, 2010            11.46               800.95
April 21, 2011              11.66               812.61
October 21, 2011            11.88               824.49
April 21, 2012              12.10               836.59
October 21, 2012            12.31               848.90
April 21, 2013              12.54               861.44
October 21, 2013            12.76               874.20
April 21, 2014              12.99               887.19
October 21, 2014            13.23               900.42
April 21, 2015              13.47               913.89
October 21, 2015            13.72               927.61
April 21, 2016              13.96               941.57
October 21, 2016            14.22               955.79
April 21, 2017              14.47               970.26
October 21, 2017            14.74               985.00
At Stated Maturity          15.00             1,000.00

          (ii) if the Specified Date occurs before the first Interest Payment Date, the amount of accrued Original Issue Discount will equal the sum of
     (A) the Issue Price of this Security and (B) an amount equal to the amount of accrued Original Issue Discount for the first Interest Payment Date multiplied by a fraction, the numerator of which is the number of days elapsed from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Issue Date to the first Interest Payment Date, using a 360-day year of twelve 30-day months;

          (iii) if the Specified Date occurs between two Interest Payment Dates, the amount of accrued Original Issue Discount will equal the sum of
     (A) the amount of accrued Original Issue Discount set forth in paragraph
     (i) for the Interest Payment Date immediately preceding such Specified Date and (B) an amount equal to the product of (1) the amount of accrued Original Issue Discount for the immediately following Interest Payment Date less the amount of accrued Original Issue Discount for the immediately preceding Interest Payment Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Interest Payment Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the Stated Maturity of this Security, the amount of accrued Original Issue Discount will equal the amount of accrued Original Issue Discount as of such Stated Maturity.

2.   Special Tax Event Conversion.
     -----------------------------

          From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount and regular cash interest shall accrue at 3.625% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described in this paragraph, whichever is later (such date hereunder referred to as the "Option Exercise Date"), and shall be payable semiannually on each Interest Payment

Date to holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

3.   Method of Payment.
     ------------------

          Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Security, and in respect of Redemption Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

4.   Paying Agent; Registrar; Exchange Agent.
     ----------------------------------------

          Initially, The First National Bank of Chicago(the "Trustee"), will act as Paying Agent, Registrar and Exchange Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or Affiliates incorporated in the United States may act as Paying Agent, Registrar or co-registrar.

5.   Indenture.
     ----------

          The Company issued the Securities under an Indenture dated as of April 21, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are unsecured subordinated obliga tions of the Company limited to the aggregate Principal Amount specified in Section 3.01 of the Indenture.

6.   Redemption at the Option of the Company.
     ----------------------------------------

          No sinking fund is provided for this Security. On and after April 21, 2003, this Security is redeemable for cash as a whole, or from time to time in part, at any time at the option of the Company at the prices set forth below (each a "Redemption Price") (equal to its Issue Price plus accrued Original Issue Discount, together with accrued cash interest, to the Redemption Date).

          The table below shows Redemption Prices of a Security per $1,000 Principal Amount at maturity on April 21, 2003, at each April 21 thereafter prior to maturity, and at maturity on April 21, 2018, which prices reflect the accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to, but excluding, the Redemption Date, calculated as set forth under paragraph 1(iii).

                                        (2)
                                      Accrued             (3)
                                      Original        Redemption
                             (1)       Issue             Price
Redemption Date          Issue Price  Discount          (1)+(2)
---------------          -----------  --------        ----------

April 21, 2003            $568.07     $ 80.84          $  648.91

April 21, 2004             568.07       98.82             666.89

April 21, 2005             568.07      117.46             685.53

April 21, 2006             568.07      136.79             704.86

April 21, 2007             568.07      156.82             724.89

April 21, 2008             568.07      177.58             745.65

April 21, 2009             568.07      199.11             767.18

April 21, 2010             568.07      221.42             789.49

April 21, 2011             568.07      244.54             812.61

April 21, 2012             568.07      268.52             836.59

April 21, 2013             568.07      293.37             861.44

April 21, 2014             568.07      319.12             887.19

April 21, 2015             568.07      345.82             913.89

April 21, 2016             568.07      373.50             941.57

April 21, 2017             568.07      402.19             970.26

At Stated Maturity         568.07      431.93           1,000.00

          If converted to a semiannual coupon security following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to, but excluding, the Redemption Date; provided, however, that in no event may this
                                --------  -------
Security be redeemed prior to April 21, 2003.

 7.  Notice of Redemption.
     ---------------------

  Notice of Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof which are in an integral multiple of $1,000 in Principal Amount) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date cash interest and Original Issue Discount shall cease to accrue on such Securities or portions thereof.

8.   Purchase by the Company at the Option of the Holder.
     ----------------------------------------------------

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, this Security on April 21, 2003 at a Purchase Price per $1,000 in Principal Amount of $648.91 (equal to the Issue Price plus accrued Original Issue Discount to such Purchase
Date), plus accrued cash interest to the Purchase Date, upon delivery by the Holder of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of this Security to the Paying Agent by the Holders as set forth in the Indenture. Such Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or in any combination thereof.

          Notwithstanding anything herein to the contrary, if prior to the Purchase Date this Security has been converted to a semiannual coupon security following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued cash interest from the date of conversion to, but excluding, the Purchase Date.

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase this Security held by such Holder 35 Business Days after the occurrence of a Change in Control for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount and cash interest to the Change in Control Purchase Date, which shall be paid in cash.

          The Holder has the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent prior to the close of business on the Purchase Date a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all

Securities (or any portion thereof which is in an integral multiple of $1,000 in Principal Amount) to be purchased prior to or on the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Change in Control Purchase Date, as the case may be, this Security shall cease to be outstanding and cash interest and Original Issue Discount shall cease to accrue on this Security (or such portions thereof) and will be deemed paid, whether or not this Security is delivered to the Paying Agent, immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of this Security or portion hereof).

9.   Conversion Rights.
     ------------------

          At the option of the Holder and subject to the terms and conditions of the Indenture, this Security (or any portion hereof which is an integral multiple of $1,000 in Principal Amount) may be surrendered for conversion into shares of Common Stock at an initial conversion rate (the "Conversion Rate") of
3.904 shares of Common Stock per $1,000 Principal Amount of this Security. The Conversion Rate is subject to adjustment as set forth in the Indenture. The Holder's right to convert this Security for Common Stock is subject to the Company's right to elect to pay the Holder surrendering this Security pursuant to Article XIII of the Indenture an amount of cash as set forth in the succeeding sentence, in lieu, in whole or in part, of delivering such Common Stock. The amount of cash to be paid in lieu of shares pursuant to such election by the Company upon conversion of this Security shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately preceding the Conversion Date multiplied by the Conversion Rate in effect on such Trading Day. The right to surrender this Security for conversion pursuant to Article XIII of the Indenture shall terminate on the close of business on April 21, 2018, or, if this Security or any portion hereof shall be called for redemption pursuant to the terms hereof, then in respect of any portion so called for redemption, at the close of business on the Redemption Date (unless in the case of any such redemption the Company shall default in the payment due upon the redemption hereof).

          Except as otherwise expressly provided in the Indenture, no payment or adjustment shall be made on account of any dividends or distributions on Common Stock delivered upon such conversion. The Conversion Rate will not be adjusted at any time during the term of this Security for accrued Original Issue Discount or cash interest.
Upon conversion of this Security, that portion of accrued Original Issue Discount or (except as provided below) accrued cash interest thereon attributable to the period from the Issue Date through the Conversion Date with respect to this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment(s), if any, in lieu thereof, in whole or in part, or in lieu of fractional interests therein) in exchange for this Security; and the fair market value of such Common Stock (together with any such cash payment(s)), if any, shall be treated as delivered or paid, to the extent thereof, first in exchange for accrued Original Issue Discount and accrued cash interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment(s)) shall be treated as delivered or paid in exchange for the Issue Price of this Security, to the extent of such Issue Price. Notwithstanding the foregoing, accrued but unpaid cash interest will be payable upon conversion of this Security if such conversion is made concurrently with or after acceleration of the indebtedness represented by this Security following an Event of Default.

          No fractional shares of Common Stock shall be delivered upon exchanges but the Conversion Agent on behalf of the Company shall make a cash payment in lieu thereof equal to the product of such fractional share and the Sale Price on the Trading Day immediately preceding the Conversion Date.

          To convert this Security the Holder must (1) complete and manually sign the conversion notice hereon (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (initially the Trustee) or, if applicable, complete and deliver to the Depository Trust Company ("DTC") the appropriate instruction form for conversion pursuant to DTC's book entry conversion program, (2) surrender (or arrange for book-entry delivery of) this Security to the Conversion Agent (which is not necessary in the case of conversion pursuant to DTC's book entry conversion program), (3) furnish appropriate endorse ments and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax if required. Book entry delivery of a Security to the Conversion Agent may be made by any financial institution that is a participant in DTC; conversion through DTC's book entry conversion program is available for any security that is held in an account maintained at DTC by any such Participant.
A conversion shall be deemed to have been effected at the close of business on the date all such requirements have been satisfied (the "Conversion Date"). A Holder may convert a portion of this Security only if the portion if $1,000 Principal Amount or an integral multiple of $1,000.

          In the event the Company exercises its option pursuant to Section
15.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on this Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

          The Conversion Rate shall be adjusted as provided in Article XIII of the Indenture.

10.  Conversion Arrangement on Call for Redemption.
     ----------------------------------------------

          Any Securities called for redemption, unless surrendered for exchange before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price plus accrued cash interest to the Redemption Date, by one or more third parties who may agree with the Company to purchase such Securities from the Holders, to exchange them for Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

11.  Subordination.
     --------------

          The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company and each Holder of Securities, by accepting a Security, agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

12.  Denominations; Transfer; Exchange.
     ----------------------------------

          The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The Holder may transfer or exchange this Security in accordance with the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

13.  Persons Deemed Owners.
     ----------------------

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.  Unclaimed Money for Securities.
     -------------------------------

          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to this Security that remain unclaimed for two years. After return to the Company, the Holder must look to the Company for payment.

15.  Amendment; Waiver.
     ------------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time Outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in the aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect, or inconsistency, or to comply with Article VIII or Section 13.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA or to add to the covenants or obligations of the Company under the Indenture or surrender any right, power or option conferred by the Indenture on the Company.

16.  Defaults and Remedies.
     ----------------------

          Under the Indenture, Events of Default include, among other things (i) default by the Company in (A) payment of the Principal Amount, Issue Price, accrued Original Issue Discount, the Redemption Price, the Purchase Price or the Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable, (B) cash interest or interest upon conversion to a semiannual coupon security following a Tax Event, when due (if such default in payment of any such interest shall continue for 31 days) or
(C) the delivery of shares of Common Stock (including cash in lieu of fractional shares of Common Stock), or cash in lieu thereof in accordance with the terms of the Indenture when such are required to be delivered upon conversion of a Security (if such default shall continue for 10 days); (ii) failure by the Company to comply with any other agreements in the Indenture or the Securities upon the receipt by the Company of notice of such default from the Trustee or Holders of not less than 25% in aggregate Principal Amount of the Securities then Outstanding and the Company's failure to cure such default within 90 days after receipt by the Company of such notice; and (iii) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Stated Maturity of the Securities at the time outstanding, may by notice to the Company declare the Issue Price of, plus accrued Original Issue Discount and accrued cash interest through the date of such declaration on, all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Issue Price plus accrued Original Issue Discount and accrued cash interest through the occurrence of such Event of Default on the Securities becoming due and payable immediately upon the occurrence of such Event of Default.

          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Stated Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withheld from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it in good faith determines that withholding notice is in their interests.

17.  Trustee Dealings with the Company.
     ----------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others.
     ---------------------------

          A director, officer, employee, agent or stock holder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  Authentication.
     ---------------

          This Security shall not be valid until an authorized officer of the Trustee manually signs the

Trustee's Certificate of Authentication on the other side of this Security.


20.  Abbreviations.
     --------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (-tenants in common), TEN ENT (-tenants by the entireties), JT TEN (-joint tenants with right of survivorship and not as tenants in common), CUST (-custodian), and U/G/M/A (-Uniform Gift to Minors
Act).

21.  GOVERNING LAW.
     --------------

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                               CONVERSION NOTICE


To:  Xerox Corporation

          The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 Principal Amount or an integral multiple thereof), below designated into shares of Common Stock (in the form of a Share Certificate) in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and any Security representing any unconverted Principal Amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

DATE: _______________


                                              __________________________________
                                              Signature(s)

                                              (If a corporation, partnership or
                                              fiduciary, the title of the Person
                                              signing must be stated.)

Signature(s) must be Medallion
Guaranteed by a national bank or
trust company or a member firm
of a national stock exchange or
a member of the National
Association of Securities
Dealers, Inc. if shares of
Common Stock are to be
delivered, or unconverted
Securities are to be issued,
other than to and in the name of
the registered owner.

______________________________
     Signature Guarantee

Fill in for registration of
shares if they are to be
delivered, or unconverted
Securities if they are to be
issued, other than to and in the
name of the registered owner:


______________________________
           (Name)


______________________________
       (Street Address)


______________________________
  (City, State and zip code)

(Please print name and address)

Register:  __ Common Stock
           __ Securities

(Check appropriate line(s)

                                              Principal Amount to be converted
                                              (if less than all):
                                                   $_____,000

                                              __________________________________
                                              Social Security or other Taxpayer
                                              Identification Number of owner

                              TRANSFER CERTIFICATE

          The undersigned registered owner of this Security hereby certifies with respect to $________ Principal Amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:



___________         The transfer of the Surrendered Securities complies with
                    Rule 144 under the U.S. Securities Act of 1933, as amended
                    (the "Securities Act"); or

___________         The transfer of the Surrendered Securities complies with
                    Rule 144A under the Securities Act; or

___________         The transfer of the Surrendered Securities is to an
                    institutional accredited investor, as defined under Rule 501 of Regulation D under the Securities Act; or

___________         The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act.


DATE: ___________________



                                                             ___________________
                                                                    Signature(s)

                    (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)